UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report: August 26, 2009


                             MOMENTUM BIOFUELS, INC.
             (Exact name of registrant as specified in its charter)
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              Colorado                                  000-50619                               84-1069035
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)
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                      4700 New W. Drive, Pasadena, TX 77507
                      -------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (281) 334-5161
                                 --------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                        1

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - Entry into a Material Definitive Agreement.

Agreement

On August 25, 2009, Momentum BioFuels, Inc. (the "Registrant") entered into an Agreement with Hunt Global Resources, Inc. ("Hunt") that provides for Hunt to assume certain liabilities and obligations as described below.

In July 2008, the Registrant issued $600,000 in convertible promissory notes. The Convertible Notes have a 10% annual interest rate, that is to be paid quarterly and a due date of May 1, 2013. The Convertible Notes are convertible into shares of the Registrant's common stock at a rate of $0.40 per share ("conversion price"). As part of the Agreement, Hunt has agreed to assume the obligations under the $600,000 in Convertible Promissory Notes, including any unpaid interest and/or penalties.

In addition to the $600,000 in convertible promissory notes, Hunt has agreed to assume the Registrant's obligations under $220,000 in outstanding promissory notes.

In addition, as part of the Agreement, Hunt has agreed to assume all of the Registrant's obligations and commitments under the sub-lease agreement for its production facilities. This includes any and all past due rent, assessments and any other charges due.

In exchange for the assumption of the Registrant's obligations under the Convertible Promissory Notes and the lease agreement, the Registrant has agreed to issue Hunt shares of the Registrant's restricted common shares equal to either 39% of the issued and outstanding stock of the Registrant or 40,000,000 shares of the Registrant's common stock, whichever is greater.

As part of the Agreement, the Registrant and Hunt have entered into a License Agreement, see below.

License Agreement

On August 25, 2009, as part of the Agreement with Hunt, the Registrant entered into a License Agreement (the "License Agreement") with Hunt. The License Agreement provides Hunt with the exclusive right to use, improve, sub-license and commercialize the Registrant's Intellectual Property for a period of ten
(10) years.

In exchange for the License Agreement, the Registrant will receive royalty equal to 3% of the gross and collected revenue for all bio-diesel and related products produced by Hunt and 3% of the gross revenue collected by Hunt the "Commercial Sand" business of Hunt. The royalties are to be paid on a quarterly basis during the term of the License Agreement.


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                   SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Common Stock

As part of the Agreement entered into by the Registrant with Hunt, the Registrant will issue shares of the Registrant's restricted common shares equal to either 39% of the issued and outstanding stock of the Registrant or 40,000,000 shares of the Registrant's common stock, whichever is greater. On August 25, 2009, the Registrant had approximately 47,724,444 shares issued and outstanding. As a result of the Agreement, the Registrant will issue 40,000,000 shares of its restricted common stock to Hunt. After the issuance of the shares to Hunt, the Registrant will have approximately 87,724,444 shares issued and outstanding.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 - Changes in Control of Registrant.

Issuance of Common Stock

As part of the Agreement entered into by the Registrant with Hunt, the Registrant will issue shares of the Registrant's restricted common shares equal to either 39% of the issued and outstanding stock of the Registrant or 40,000,000 shares of the Registrant's common stock, whichever is greater. On August 25, 2009, the Registrant had approximately 47,724,444 shares issued and outstanding. As a result of the Agreement, the Registrant will issue 40,000,000 shares of its restricted common stock to Hunt. After the issuance of the shares to Hunt, the Registrant will have approximately 87,724,444 shares issued and outstanding.

As a result of the issuance of the shares to Hunt, Hunt now owns approximately 46% of the issued and outstanding common stock of the Registrant and as such has gained voting control of the Registrant.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.        Description
     -----------        -----------
            10.1        Agreement, dated August 25, 2009*
            10.2        License Agreement, dated August 25, 2009*
--------------------
*Filed herewith.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                             MOMENTUM BIOFUELS, INC.


                                   By:      /s/ Gregory A. Enders
                                            ---------------------
                                                Gregory A. Enders, President
                                                and Chief Executive Officer


Date:  August 27, 2009